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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                 May 12, 1996


                                MDT Corporation
            (Exact name of registrant as specified in its charter)



            Delaware                0-15308             87-0287585

         (State or other          (Commission          (IRS Employer
         jurisdiction of          File Number)      Identification No.)
          incorporation)


     Stratford Hall, Suite 200
     1009 Slater Road
     Durham, North Carolina                               27703

     (Address of principal executive offices)           (Zip Code)


Registrant's telephone number including area code:  (919) 941-9745


                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.
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     As described in the news release attached as Exhibit 99.1, on May 12, 1996
     Getinge Industrier A.B., Getinge Acquisition Corporation ("Purchaser") and MDT Corporation (the "Registrant"), entered into an Agreement and Plan of Merger that will result in Purchaser launching a tender offer for the outstanding shares of the Registrant.


Item 7.   Financial Statements and Exhibits.
- ------    ---------------------------------

     (c)  Exhibits
          --------

          Exhibit 2.1 -  Agreement and Plan of Merger, dated as of May
                         12, 1996, among Getinge Industrier AB, Getinge Acquisition Corporation and MDT Corporation (the "Merger Agreement"). In accordance with Item 601(b)(2) of Regulation S-K, the schedules to the Merger Agreement have not been filed. MDT Corporation hereby agrees to furnish supplementally copies of such schedules to the Commission upon request.

          Exhibit 99.1 - News release issued by Registrant on May 12,
                         1996.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      MDT Corporation
                                        (Registrant)



DATED:  May 12, 1996           By:  /s/ J. MILES BRANAGAN
                               ----------------------------------
                               J. Miles Branagan
                               Chairman of the Board of Directors,
                               Chief Executive Officer and
                               President


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Exhibit Index
- ------- -----

          Exhibit 2.1 -  Agreement and Plan of Merger, dated as of May 12, 1996, among Getinge Industrier AB, Getinge Acquisition Corporation and MDT Corporation.

          Exhibit 99.1 - News release issued by Registrant on May 12, 1996.